EXHIBIT 23.3




                                                 March 12, 1998



The Board of Directors
Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, Maryland  21117

         Re:      Registration Statement on Form S-8

Dear Sirs:

         I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of Integrated Health Services, Inc. (the "Company"), relating to 500,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), to be issued pursuant to the Company's 1998 Stock Compensation Plan (the "Plan").

         As counsel for the Company, I have examined such corporate records, other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in my opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Plan and that the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the headings "Legal Matters" and "Interests of Named Experts and Counsel" in the Registration Statement. This consent is not to be construed as an

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The Board of Directors
Integrated Health Services, Inc.
March 12, 1998
Page 2



admission that I am a person whose consent is to be filed with the Registration Statement under the provisions of the Securities Act.

                                Very truly yours,



                                Marshall A. Elkins
                                Executive Vice President and
                                General Counsel